6100 Uptown Blvd NE, Suite 600, Albuquerque, New Mexico 87110 | Tel: 505-255-4852 | www.santafegoldcorp.com

SANTA FE GOLD ANNOUNCES RESULTS OF 2013 ANNUAL
STOCKHOLDER MEETING HELD AUGUST 6, 2013

ALBUQUERQUE, New Mexico – August 13, 2013 – Santa Fe Gold Corporation (OTCBB: SFEG) today announced results of voting at the Company’s Annual Meeting of Stockholders, held in Albuquerque on August 6, 2013. Approximately 80 percent of outstanding shares were represented at the meeting.

The director nominees Michael Heeley, Glenn Henricksen, Jakes Jordaan, Erich Hofer, and Pierce Carson were elected to Santa Fe’s Board of Directors. Each was elected with at least 80 percent of the votes cast. After the meeting, Jakes Jordaan was named Chairman of the Board of Directors and Pierce Carson was named Vice Chairman.

Stockholders approved an advisory "say-on-pay" resolution to approve executive compensation. The proposal was approved with approximately 80 percent of votes cast “For”.

Stockholders also ratified the appointment of Stark Schenkein, LLP as the Company’s independent registered public accounting firm for the fiscal years ended June 30, 2012 and June 30, 2013, with approximately 97 percent of votes cast “For”.

"We are grateful for the shareholders' support”, stated Jakes Jordaan, newly-elected director and Chairman of the Board. "I look forward to working with management and the Board to increase shareholder value.”

"Management and the Board would like to thank Santa Fe's shareholders for their continued support," said Dr. Pierce Carson, President and Chief Executive Officer. "Our top priorities will be to maximize production at the Summit silver-gold mine and to refinance current debt.”

With the election of three new Directors, Santa Fe's Board of Directors now consists of five members, who together hold impressive credentials in business, law, and the mining industry.

Jakes Jordaan, the Board's new Chairman, has been involved in a wide array of corporate finance and strategic transactions as a lawyer, an investment banker or chief executive officer. Since 2000, he has engaged in the private practice of corporate finance and securities law as a member of The Jordaan Law Firm, PLLC, Dallas, Texas, specializing in corporate finance, securities and complex business litigation. Since 2010, Mr. Jordaan has acted as a Managing Director of Stonegate Securities, Inc., a full-service investment banking boutique. From 2003 until 2007, he was a director of The UniMark Group, Inc., a multi-national grower, distributor and marketer of processed fruit and citrus products. From 2006 until 2007, he also served as Chairman and Chief Executive Officer of the UniMark Group, Inc., where he coordinated the sale of the packaged foods division to Del Monte Foods, Inc. Mr. Jordaan served as the past Chairman of the Securities Section of the Dallas Bar Association and is a member of the Texas Bar Association. He holds a FINRA Series 79 Investment Banking Representative license. Mr. Jordaan earned a BA degree (Economics) from Southern Methodist University, a BBA degree from the SMU Cox School of Business and a Juris Doctor degree from the SMU School of Law.

Michael B. Heeley has extensive mining related academic experience. Since 2004, Dr. Heeley has been an Assistant or Associate Professor (with tenure), at the Division of Economics and Business of the Colorado School of Mines, where he also serves as Chair of the Engineering and Technology Management Program. From 1999 until 2004, Dr. Heeley served as Assistant Professor of Management, Jones Graduate School of Management, Rice University. Dr. Heeley holds a B.Eng. (Hons), Mining Engineering degree from the Camborne School of Mines, a M.S., Mining Engineering degree from the Mackay School of Mines, University of Nevada–Reno, a M.S., Statistics from the University of Washington, and Ph.D., Strategic Management from the University of Washington School of Business Administration.

Glenn I. Henricksen, Jr. has over 30 years of global experience as a senior Wall Street asset manager and financing professional. Mr. Henricksen has resided in Hong Kong since 2001. With CIF Consultants and Asia Technology Management he has served as a financing specialist and risk management consultant for senior banks and institutions as well as for emerging high growth companies preparing to list on Asian stock exchanges. He is a member of the boards of directors of a number of civic and commercial organizations in Asia and Europe. From 2000 to 2001, Mr. Henricksen was employed as an investment officer for the African Development Bank. From 1997 until 2000, he served as Managing Director – Risk Management for Bear Stearns & Company based in Hong Kong. From 1992 until 1997, he served as Principal Portfolio Manager for BlackRock Financial Management. Mr. Henricksen holds FINRA Series 7 and 79 securities licenses, and received BS and MBA Degrees from the State University of New York at Buffalo.

The Board of Directors and management of Santa Fe would like to extend their heartfelt thanks to Dr. John E. Frost for his service as a director of the Company. Dr. Frost has served as a director since 2007 and did not stand for re-election. Although Dr. Frost will no longer serve as a director, he will continue to be involved with the Company in the role of Senior Technical Adviser.

About Santa Fe Gold
Santa Fe Gold is a U.S.-based mining enterprise with producing mining operations in Lordsburg, New Mexico, and exploration and development projects in southwestern New Mexico, north-central New Mexico and Arizona. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico, which began commercial production in 2012; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Mogollon gold-silver project, within trucking distance of the Lordsburg mill; (iv) the Ortiz gold property in north-central New Mexico; (v) the Black Canyon mica deposit near Phoenix, Arizona; and (vi) a deposit of micaceous iron oxide (MIO) in western Arizona. Santa Fe Gold intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals.

To learn more about Santa Fe Gold, go to www.santafegoldcorp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable US securities legislation. All statements, other than statements of historical fact, included herein are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012 and its most recent quarterly reports filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's US public disclosure filings may be accessed via www.sec.gov and readers are urged to review these materials.

Contact:
Santa Fe Gold Corp
Pierce Carson, President and Chief Executive Officer
(505) 255-4852